INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Claremont Technologies Corp. on Form SB-2 of our Auditors' Report, dated November 15, 2000, on the balance sheet of Claremont Technologies Corp. as of September 30, 2000, and the statements of operations and deficit, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.

Vancouver, Canada

"Morgan & Company"

December 18, 2000 Chartered Accountants